SECURITES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549




                                    Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 24, 1997

                      Fairfield Manufacturing Company, Inc.
             (Exact name of Registrant as specified in its charter)


Delaware                                               63-0500160
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification No.)


Commission File No:  33-62598

U.S. 52 South, Lafayette, IN                                  47905
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (765) 474-3474

News Release



Date:    Immediate (February 24, 1997)



Contact:  Richard A. Bush
          Vice President Finance
          Fairfield Manufacturing Company, Inc.
          (765) 474-3128 ext. 301



         Fairfield Manufacturing to Offer $50 million of Preferred Stock


     Lafayette, Indiana -- Fairfield Manufacturing Company, Inc. announced it will offer up to $50 million of cumulative exchangeable preferred stock. The preferred stock will be mandatorily redeemable in 2009 and will be optionally redeemable by Fairfield beginning in 2002 at certain specified redemption prices. The preferred stock will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The proposed preferred stock offering will be made based on applicable exemption from registration requirements, including Rule 144A of the Securities Act, and is expected to be completed by the middle of March 1997.

     Fairfield Manufacturing Company, Inc. is the leading independent manufacturer of high precision custom gears and planetary gear systems in North America with 1996 net sales of $195.2 million.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairfield Manufacturing Company, Inc.



/s/ Richard A. Bush
Richard A. Bush
Vice President Finance

Dated:         February 26, 1997